Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-169119 September 16, 2010

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The following legend shall be applicable solely to the use of the materials contained on this website in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2- 3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this website other than in connection with an SEC-registered offering of any securities:

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buffered super tracksm note (with leveraged downside)

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New Issues 78 Notes CDs secondary Mkts 1916 Equities 1292 commodities 102 Interest Rates 455 Fx 67 Trade Blotters Primary Blotter Secondary market order comet blotter pricing run blotter comet equities fpf trades contacts

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40 0 2 0 42 0 3 3

0 0 0 0 0 0 0 2 2

0 3 14 12 29 0 0 0 0

0 0 1 0 1 0 1 1

40 3 17 12 72 0 6 6

Trade Blotters Primary blotter secondary blotter market orders comet blotter pricing run blotter comet equities fpf trades contacts contacts about us educational educational portal asset class primers product primers index primers pricing runs Vanilla ELN Qto Barrier reverse convertible vanilla puts quanto myr and SGD Accumulators Internal apps

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PRODUCT OVERVIEW

PRODUCT TYPE

ASSET CLASS

UNDERLYING CURRENCY

STATUS

NEW ISSUES

EQUITIES 40 0 2 0 42 0 2 3 3

Commodities 0 0 0 0 0 0 2 2

Interest rates 0 3 14 12 29 0 0 0

FX 0 0 1 0 1 0 1 1

All Asset 40 3 17 12 72 0 6 6

Reverse Converts (Notes – Equities)

Asset Product Type Issuer Tenor Underlying Protection Annual Coupon Actual Coupon Maturity Cusip Maturity Cusip Trade Date Order Terms

Equities Equities Equities Equities Equities Equities

Traditional Barclays Traditional Barclays Traditional Barclays Traditional Barclays Traditional Barclays Traditional Barclays

3M 3M 6M 6M 6M 6M

IOC PCX ACI AKS BIDU CAL

75.00%	75.00% 75.00% 75.00% 75.00% 75.00%
16.00%	17.50% 11.00% 14.00% 10.25% 15.00%
4.000%	4.375% 5.500% 7.000% 5.125% 7.500%

12/30/10 12/30/10 03/31/11 03/31/11 03/31/11 03/31/11

06740PQS8 06740PQTS6 06740PQU3 06740PQV1 06740PQW9 06740PQX7

09/27/10 09/27/10 09/27/10 09/27/10 09/27/10 09/27/10

ORDER ORDER ORDER ORDER ORDER ORDER

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Equities Traditional Barclays 1y KEY 75.00% 10.50% 10.500% 09/30/10 06740PSB3 ORDER 09/27/10

Equities Traditional Barclays 1y MET 80.00% 8.00% 8.000% 09/30/11 06740PSC1 09/27/10 ORDER

Equities Traditional Barclays 1y MS 80.00% 9.00% 9.000% 09/30/11 06740PWV4 09/27/10 ORDER

Equities Traditional Barclays 1y NOK 75.00% 11.00% 11.000% 09/30/11 06740PWU6 09/27/10 ORDER

Equities Traditional Barclays 1y SLB 80.00% 9.00% 9.000% 09/30/11 06740PWT9 09/27/10 ORDER

Equities Traditional Barclays 1y SPN 70.00% 13.75% 13.750% 09/30/11 06740PWS1 09/27/10 ORDER

Equities Traditional Barclays 1y WYNN 75.00% 75.00% 10.75% 10.750% 09/30/11 06740PWR3 09/27/10 ORDER

If the securities you hold are 100% principal protected, and if you hold the securities to maturity, you will receive at least 100% of your principal, subject to the creditworthiness of Barclays Bank PLC. The securities are not, either directly or indirectly, an obligation of any third party, and any payment to be made on the securities, including any principal protection provided at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. For more information relating to the credit risk of the Barclays Bank PLC, please see the risk factors contained in the relevant documentation relating to the offering of the securities.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

Barclays Bank PLC has filed a registration statement (including a prospectus) wit the SEC for the offering of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above, Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc. 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 100196.

Any order submitted with respect to an offering identified above shall constitute, and shall be treated by Barclays Capital Inc. as solely an indication of interest. You may revoke your offer to purchase notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase notes prior to their issuance. In the event of any changes to the terms of any such notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which chase we may reject your offer to purchase.

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. Any information regarding the potential performance of a Note at maturity that is included on this website is not intended to predict actual results and no assurances are given respect thereto.

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© Barclays Bank PLC 2010

BARX INVESTOR SOLUTIONS

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David Wood

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Buffered Super Track SM Note (With Levered downside) Capped Buffered Super Track SM Note Principal Protected Note

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Phone: (212) 528 7198

New Issues 78

Notes

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Secondary Mkts 1916

Equities 1292

Commodities 102

Internet Rates 455

FX 67

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STRUCTURES ASSETS Reserve Converts Partial Principal Protection Full Principal Protection Weekly Bullet & Cables All Notes Bullets Structured All CDs

Equities 40 0 2 0 42 0 3 3

Commodities 0 0 0 0 0 0 2 2

Interest Rates 0 3 14 12 29 0 0 0

FX 0 0 1 0 1 0 1 1

All Asset 40 3 17 12 72 0 6 6

Full Protection (Notes – Interest Rates)

Interest Rates Range Accrual Barclays CRAN 8% (0-7) & SPX>875 09/29/25 06740PQA7 Variable 09/29/10

Interest Rates Libor Floater Barclays 6Y Floater: 3ml, 3.25% flr, 8.25% cap 07/28/16 06740PDW3 Variable 07/28/10

Interest Rates Level-pay Note Barclays 10Y LPN: $100 monthly until Oct’20 10/01/20 06740PHS8 Variable 10/01/10

Interest Rates Capped Floater Barclays 10Y Floater: 5%, 3ml+1.10%,7% cap 08/27/20 06740PMK9 Variable 08/27/10

Interest Rates Capable Barclays 10Y Floater 09/03/20 06740PVW3 Variable 09/30/10

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Interest Rates Steepener Barclays… 15Y Steepener:9%,4x(10s2s-0.25%) 10% cap 09/30/25 06740PVZ6 Variable 09/30/10

Interest Rates Set Up Callable Barclays… 15Y Callable: 4-5-7% 09/30/25 06740PNJ1 Variable 09/30/10

Interest Rates Level-Pay Note Barclays… 20Y LPN: $100 monthly until Oct’30 10/01/30 06740PHT6 Variable 10/01/10

Interest Rates Set Up Callable Barclays… 20Y Callable: 4.5-5.5-6-8-10% (Monthly) 07/26/30 06740PBR6 Variable 07/26/10

Interest Rates Level-Pay Note Barclays… 30Y LPN: $100 monthly until Oct’40 10/01/40 06740PHU3 Variable 10/01/10

* If the securities you hold are 100% principal protected, and if you hold the securities to maturity, you will receive at least 100% of your principal, subject to the creditworthiness of Barclays Bank PLC. The securities are not, either directly or indirectly, an obligation of any third party, and any payment to be made on the securities, including any principal protection provided at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. For more information relating to the credit risk of the Barclays Bank PLC, please see the risk factors contained in the relevant documentation relating to the offering of the securities.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

Any order submitted with respect to an offering identified above shall constitute, and shall be treated by Barclays Capital Inc. as solely an indication of interest. You may revoke your offer to purchase notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase notes prior to their issuance. In the event of any changes to the terms of any such notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. Any information regarding the potential performance of a Note at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto.

BARX INVESTOR SOLUTIONS

BARCLAYS CAPITAL

David wood

USA (en)

Portfolio

Phone: (212) 528 7198

New Issues 78

Notes

CDs

Secondary Mkts 1916

Equities 1292

Commodities 102

Interest Rates 455

FX 67

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STRUCTURES ASSETS

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ALL Asset

40 0 2 0 42 0 3 3

0 0 0 0 0 0 2 2

0 3 14 12 29 0 0 0

0 0 1 0 1 0 1 1

40 3 17 12 72 0 6 6

Structured (CDs – All Asset)

Asset Product Type Issuer Tenor Underlying Coupon Payout Other Maturity Cusip Trade Date Order Terms

Commodities Structured Barclays 5Y 10 Commodity Annual 09/28/15 06740ALV9 09/23/10 ORDER

Equities Structured Barclays 5Y 10 Stock Annual 09/28/15 06740ALS6 09/23/10 ORDER

Equities Structured Barclays 5Y 20 Stock Annual 09/28/15 06740ALR8 09/23/10 ORDER

Commodities Structured Barclays 5Y Gold Cliquet Maturity 09/28/15 06740ALT4 09/23/10 ORDER

Equities Structured Barclays 5Y SPX Cliquet Maturity 09/28/15 06740ALU1 09/23/10 ORDER

Structured (CDs – All Asset)

Asset Product Type Issuer Tenor Underlying Coupon Payout Other Maturity Cusip Trade Date Order Terms

Commodities Structured Barclays 5y 10 Commodity Annual 09/28/15 06740ALV9 09/23/10 ORDER

Equities Structured Barclays 5y 10 Stock Annual 09/28/15 06740ALS6 09/23/10 ORDER

Equities Structured Barclays 5y 20 Stock Annual 09/28/15 06740ALR8 09/23/10 ORDER

Commotities Structured Barclays 5y Gold Cliquet Maturity 09/28/15

06740ALT4 09/23/10 ORDER

Equities Structured Barclays 5y SPX Cliquet Maturity 09/28/15

06740ALU4 09/23/10 ORDER

FX Structured Barclays 5y USDBRL FX Maturity 09/28/15

06740ALW7 09/23/10 ORDER

The CDs on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the CDs will involve certain risks that are not associated with an investment in conventional certificates of deposit. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The CDs offered hereby are not registered under the Securities Act of 1933, as amended, or any state securities law, and are not required to be so registered. The CDs are time deposit obligations of the applicable bank, or branch thereof, that is issuing the CDs, and such CDs may be insured by the FDIC up to the limits and to the extent described in the relevant disclosure statement (and any related disclosure supplement for the particular offering). The CDs are obligations solely of the applicable bank, or branch thereof, and are not obligations of Barclays Capital Inc.

Neither the CDs nor any disclosure statement (or any related disclosure supplement) have been approved or disapproved or by any federal or state securities commission or banking authority. In making an investment decision, you must rely on your own examinations of the bank, or branch thereof, that is issuing the CDs and the terms of the relevant CD offering, including the merits and risks involved. You should not assume that the information included in the disclosure statement, any related disclosure supplement or any document incorporated by reference in such disclosure statement or supplement is accurate as of any date other than the respective dates of those documents.

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BARX INVESTOR SOLUTIONS BARCLAYS CAPITAL

David Wood

USA (en)

Portfolio

Phone : (212) 528 7198

New Issues 78

Notes

CDs

Secondary Mkts 1916

Equities 1292

Commodities 102

Interest Rates 455

FX 67

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All All All All All

Home Show rows: 10 1-10 of 1,994

Underlying Maturity Date Inventory Bid Ask Annual Coupon Strike Price Barrier* Knock In CUSIP PDF

BBD 06740ACV9 CD 11/30/11 228,000 103.6976 104.6976 .00 06740ACV9

SPX Capped Participation Ce 05/27/14 96,000 116.09 118.09 06740AEF2

SPX K-O Barrier Certificates 05/31/12 0 104.93 105.93 06740AEA3

SPX Cliquet Certificates of D 05/21/14 0 111.72 112.72 06740AEE5

SPX Knock-Out Participation 05/24/12 0 106.14 107.14 06740AED7

SPX Capped Participation Ce 05/27/14 86,000 112.25 113.25 06740AEB1

3yr Knock Out Barrier CD 06/29/12 1,000 101.56 102.56 06740AFE4

10-Stock Basket-linked Cert… 07/31/14 35,000 95.76 96.76 06740AFS3

5yr SPX CD – 7/31/2014 07/31/14 0 107.81 108.81 06740AFV6

Show rows: 10 1-10 of 1,994

*Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

10-stock Basket linked Certi	05/27/14	89,000	99.67	100.67	06740AEB1
3yr Knock Out Barrier CD	06/29/12	1,000	101.56	102.56	06740AFE4
10-Stock Basket-linked Cert	07/31/14	35,000	95.76	96.76	06740AFS3
5yr SPX CD – 7/31/2014	07/31/14	0	107.81	108.81	06740AFV6

Show rows: 10 1 – 10 of 1,994

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*Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”).

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

BARX INVESTOR SOLUTIONS

BARCLAYS CAPITAL

David Wood

USA (en)

What is a Structured Investments?

Portfolio Go Product Overview Find Product By Tools Enter Search term Go

Product Type Asset Class Underlying currency Status

Phone: (212) 528 7198

New Issues 78

Secondary Mkts 1916

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Commodities 102

Internet Rates 455

FX 67

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New York Barclays Capital 745 Seventh Avenue New York, NY 10019 USA Phone: +1 (212) 528 7198

Philippe El-Asmar Head of Investor Solutions philippe.el-asmar@barcap.com Phone: 212-528-6982 Sean Gordon Head of 3rd Party Distribution sean.gordon@barcap.com Phone: 212-528-7198

Richard Couzens Head of Product Origination richard.couzens@barcap.com Phone: 212-528-6988

Contacting BARX Client Services EMEA Phone: +44 (0) 20 7773 9671 Americas Phone: +1 (212) 412 5077

Secondary Mkts 1916

Equities 1292

Commodities 102

Interest Rates 455

FX 67

Trade Blotters

COMET

Contacts

Contacts

About Us

Educational

Education Portal

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Product Primers

Pricing Runs

Vanilla ELN

Qto Barrier

Reverse Convertible

Vanilla Puts Quanto MYR and SGD

Accumulators

Internal Apps

New York Barclays Capital 745 Seventh Avenue New York, NY 10019 USA Phone: +1 (212) 528 7198

Philippe El-Asmar Head of Investor Solutions philippe.el-asmar@barcap.com Phone: 212-528-6982 Sean Gordon Head of 3rd Party Distribution sean.gordon@barcap.com Phone: 212-528-7198

Richard Couzens Head of Product Origination richard.couzens@barcap.com Phone: 212-528-6988

Contacting BARX Client Services EMEA Phone: +44 (0) 20 7773 9671 Americas Phone: +1 (212) 412 5077 Non Japan Asia Phone: +65 6308 3270 Japan Phone: +65 6308 3270 Global Email: barxissupport@barcap.com

© Barclays Bank PLC 2010 Our firm

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BARX

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SOLUTIONS

David Wood

USA

Portfolio

BARCLAYS CAPTIAL

Helping financial advisors understand

Structured Investments

Product type

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Underlying

Currency

Status

New Issues 78

Notes

CDs

Secondary Mkts 1916

Equities 1292

Commodities 102

Interest Rates 455

FX 67

Trade Blotters

COMET

Contacts

Contacts

About us

Education Portal

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About us

The Barclays Capital Group:

Barclays Capital is the investment banking division of Barclays Bank PLC., one of the largest multi-national financial services groups in the world Barclays Bank PLC is currently rated AA- by S&P and Aa3 by Moody’s

Tailored solutions:

Barclays Capitals Investor Solutions team works with banks and broker dealers to create customized structured products. The instruments are linked to any number of different assets such as: equities, commodities, foreign exchange, inflation, fixed income and hybrids.

The structured products asset class is significantly increasing in size and relevance. Our breadth of product and wealth of expertise enables us to work with you to design superior products for your clients.

David Wood

USA (en)

Portfolio

Phone : (212) 528 7198

New issues 78

Notes

CDs

Secondary Mkts 1916

Equities 1292

Commodities 102

Interest Rates 455

FX 67

Trade Blotters

COMET

Contacts

Contacts

About Us

Educational

Educational Portal

Asset Class Primers

Product Overview Find Product By Tools GO

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Education Portal

[GRAPHIC APPEARS HERE]

Our education portal provides a basic overview of the mechanics, associated risks and benefits, and typical uses of Structured Investments in certain investor portfolios

Key topics:

Helping financial advisors understand the

What is a Structured Investment?

Why choose Structured Investments instead of traditional stocks, bonds, and mutual funds?

What risks should be considered before investing?

How do different Structured Investments work?

The interactive module simulates a client meeting and runs about 30 minutes. Below is a short video trailer (requires audio). Please click here to access the education portal

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Principal Protected Notes

SUPERTRACKSM NOTES

The following legend shall be applicable solely to the use of the materials contained on this page in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this page other than in connection with an SEC-registered offering of any securities:

The materials contained on this page have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (‘‘Barclays’’), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

The materials contained on this page shall not constitute an underwriting commitment, an offer of financing an offer to sell or the solicition of risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this page other than in connection with an SEC-registered offering of any securities:

The materials contained on this page have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (‘‘Barclays’’), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

The materials contained on this page shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources.

Products of the type described in the materials contained on this page may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you.

Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THE MATERIALS CONTAINED ON THIS PAGE DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.

© 2010, Barclays Bank PLC .All rights reserved.

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A FOREIGN EXCHANGE “FX” LINKED NOTES is a structured investment that provides exposure to a specific underlying company or basket of currencies. In its typical form, an FX Lined Note could provide for full protection of invested principal, regardless of performance of the underlying currency. The coupon may vary depending on the underlying currency’s performance. The investor might participate as little as partially or as much as a multiple of the performance of the underlying. Some or all of the coupon of the Notes could be at risk to the performance of the underlying currency or FX basket.

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The following legends shall be applicable solely to the use of the materials contained on this page in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained form Barclays Capital Inc. 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this page other than in connection with an SEC-registered offering of any securities.

The materials contained on this page have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction documents(s).

The materials contained on this page shall constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising form the use of the document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained form or is based upon trade and statistical services or other third party sources.

Products of the type described in the materials contained on this page may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation. Risk of adverse or unanticipated market development, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you.

Barclays and its affiliates do not provide tax advice and noting contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters constrained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances form an independent tax advisor.

THE MATERIALS CONTAINED ON THIS PAGE DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODCUT AND ANY APPLICABLE RISKS.

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An equity linked note is a structured investment that provinces exposure to a specific underlying share or basket of shares. An equity linked note may provide for some degree of principal protection of the invested principal, regardless or performance of the underlying share. The return at maturity may vary depending on the underlying share’s performance. The investor might participate as little as partially or as much as a multiple of the performance of the underlying share. Some or the entire return of the Note could be at risk to the performance of the underlying share or basket.

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The following legend shall be applicable solely to the materials contained don this page in connection with an SEC-registered offering of a security.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). Your may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained form Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

Educational

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Vanilla ELN

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The following legend shall be applicable solely to the use of the materials contained on this page in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this page other than in connection with an SEC-registered offering of any securities:

The materials contained on this page have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (‘‘Barclays’’), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

The materials contained on this page shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources.

Products of the type described in the materials contained on this page may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you.

Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THE MATERIALS CONTAINED ON THIS PAGE DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.

© 2010, Barclays Bank PLC .All rights reserved.

BARX INVESTOR SOLUTIONS BARCLAYS CAPITAL

David Wood

USA (en)

Portfolio

Phone : (212) 528 7198

New Issues 78

Notes

CDs

Secondary Mkts 1916

Equities 1292

Commodities 102

Interest Rates 455

FX 67

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Vanilla ELN

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A Reverse Convertible Note is a structured investment that aims to provide exposure to a specific underlying security, while also providing a coupon. In its typical form, a Reverse Convertible Note consists of a principal component linked to a performance component, typically equity. Learn more here.

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The following legend shall be applicable solely to the use of the materials contained on this page in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this page other than in connection with an SEC-registered offering of any securities:

The materials contained on this page have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (‘‘Barclays’’), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

The materials contained on this page shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources.

Products of the type described in the materials contained on this page may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you.

Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THE MATERIALS CONTAINED ON THIS PAGE DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.

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Barclays Intelligent Carry Index TM Excess Return

¥$€ The Barclays Capital Intelligent Carry IndexTM (ICI) seeks to capture returns from the “carry trade” among the G10 currencies through interest rate differentials and “forward bias”. The index is mean variance optimized, rebalanced monthly and constrained to a target volatility of 5%.

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Underlying SPX Knock-Out Particiapti

Details:

Tenor 5Y

Maturity Date 05/24/12

Inventory 0

Performance:

Bid Ask

106.14	107.14

Last Price Update 09/15/10 03:59 EDT

Price History:

Daily High Yearly High All Time High

106.81	106.66 106.66

Daily Low Yearly Low All Time Low

106.64	91.81 85.21

Mini Chart: Detailed Chart

1Y 6M 1M 1d

110 104 98 92 86 80

New Issues 78

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Interest Rates 457

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*Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC ("Barclays").

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

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FX 67

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Overview Additional Information Chart

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Documentation

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Cusip 06740ed7

ISIN us06740aed72

*Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”).

Any Price provided on this page is indicative only. Is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed

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Overview Additional information chart

AII 1Y 6M 3M 1M 1W 1D

29	May 2009 16 Sep 2010

Nominal chg (%chg) instrument

29	May 2009 – 16 Sep 2010 21.43 (25.15%)

106.66

105

101

97

93

89

01-07-09

01-09-09

02-11-09

01-01-10

01-03-10

03-05-10

01-07-10

01-09-10

85.21

Price Data

*Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”)

Any price provide on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays des not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts on responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

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The following legend shall be applicable solely to the use of the materials contained on this website in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31,2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue – Attn: Us InvSol Support, New York, NY 10019.

The Securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investments in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this website other than in connection with an SEC-registered offering of any securities:

BARX INVESTOR SOLUTIONS

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If the securities you hold are 100% principal protected, you will receive at least 100% of the principal amount of your securities if you hold your securities to the maturity date (or early redemption date, if applicable). Because the securities are the issuer’s senior unsecured obligations, payment of any amount at maturity is subject to the issuer’s ability to pay its obligations as they become due. For more information relating to the credit risk of the issuer, please see the risk factors contained in the relevant documentation relating to the offering of the securities.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the related prospectus supplement, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC wwebsite at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, 745 7th Avenue – Attn: US InvSol Support, New York, NY 10019.

Any order submitted with respect to an offering identified above shall constituted, and shall be treated by Barclays Capital Inc. as solely an indication of interes. You may revoke your offer to purchase notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase notes prior to their issuance. In the evenet of any changes to the terms of any such notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website.

Any information regarding the potential performance of a Note at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto.

The CDs offered hereby are not registered under the Securities Act of 1933, as amended, or any state securities law, and are not required to be so registered. The CDs are time deposit obligations of the applicable bank, or branch thereof, that is issuing the CDs, and such CDs may be insured by the FDIC up to the limits and to the extent described in the relevant disclosure statement (and any related disclosure supplement for the particular offering). The CDs are obligations solely of the applicable bank, or branch thereof, and are not obligations of Barclays Capital Inc.

Neither the CDs nor any disclosure statement (or any related disclosure supplement) have been approved or disapproved or by any federal or state securities commission or banking authority. In making an investment decision, you must rely on your own examinations of the bank, or branch thereof, that is issuing the CDs and the terms of the relevant CD offering, including the merits and risks involved. You should not assume that the information included in the disclosure statement, any related disclosure supplement or any document incorporated by reference in such disclosure statement of supplement is accurate as of any date other than the respective dates of those documents.

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All Equities All All Secondary Mkts

Home / Secondary mkts/Equities Show rows 10 1 – 10 of 714

Underlying Maturity Date Inventory Bid Ask Annual Coupon Strike Price* Barrier* Knock In CUSIP PDF

BBD 06740ACV9 CD 11/30/11 228.000 103.6976 1046976 00 06740ACV9

5yr Internation Fund Bask 07/31/14 0 103.84 104.84 06740AFT1

3yr Knock Out Barrier CD 06/29/12 1.000 101.56 102.56 06740AFE4

10-stock Basket linked Cert 05/27/14 89.000 99.67 100.67 06740AEB1

10-stock Basket linked Cert 07/31/14 35.000 95.76 96.76 06740AFS3

10-stock Basket linked Cert 08/28/14 10.000 100.11 101.11 06740AGD5

10-stock Basket linked Cert 09/26/14 43.000 102.37 103.37 06740AGM5

RTY Multi-Coupon Opportun 01/25/12 6,000 100.02 102.02 06740AHC6

Cert of Deposit Linked to Hy 01/27/15 0 101.72 102.72 06740AHZ5

10-Stock Basked –linked Cert 06/26/14 167,000 108.09 109.09 06740AFC8

Show rows 10 1 – 10 of 714

BARX INVESTOR SOLUTIONS

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David Wood USA (en)

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16 September 2010 07:53:01

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Foreign Exchange Linked Investment Solutions

A FOREIGN EXCHANGE ("FX") LINKED NOTE is a structured investment that provides exposure to a specific underlying currency or basket or currencies. In its typical form, and FX Linked Note could provide for full protection of invested principal, regardless of performance of the underlying currency. The coupon may vary depending on the underlying currency's performance. The investor might participate as little as partially or as much as a multiple of the performance of the underlying. Some or all of the coupon of the Note could be at risk to the performance of the underlying currency or FX basket.

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The following legend shall be applicable solely to the use of the materials contained on this page in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank Plc has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue – Attn: US InvSol Support, New York, NY 10019.

The following legend shall be applicable solely to the use of the materials contained on this page in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this page other than in connection with an SEC-registered offering of any securities:

The materials contained on this page have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (‘‘Barclays’’), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

The materials contained on this page shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources.

Products of the type described in the materials contained on this page may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you.

Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THE MATERIALS CONTAINED ON THIS PAGE DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.

© 2010, Barclays Bank PLC .All rights reserved.

BARX INVESTOR

SOLUTIONS

BARCLAYS CAPITAL

David Wood

USA (en)

Portfolio

GO

16 September 2010 07:54:05

Secondary Mkts 1085

Equities 714

Commodities 80

Interest Rates 228

FX 63

Educational

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ipath ETNs

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S Understand

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Product Focus – Structured Investments

Principal Protected Notes provide investors with an opportunity to possibly participate in the appreciation of a reference asset, while protecting the invested principal. They are designed for investors who are looking to participate in the appreciation of a reference asset while at the same time mitigating the downside market risk associated with owning that reference asset. Learn more here.

Product Guide

The following legend shall be applicable solely to the use of the materials contained on this page in connection with an SEC-registered offering of a security:

The following legend shall be applicable solely to the use of the materials contained on this page in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this page other than in connection with an SEC-registered offering of any securities:

The materials contained on this page have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax, or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

The materials contained on this page shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services of other third party sources.

Products of the type described in the materials contained on this page may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you.

Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THE MATERIALS CONTAINED ON THIS PAGE DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.

© 2010, Barclays Bank PLC. All rights reserved.

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David Wood

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GO

16 September 2010 07:54:22

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Interest Rates 228

FX 63

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Barclays ETN+ Notes

Barclays ETN+ notes are innovative investment products from Barclays that seek to provide investors with a new way to access leveraged returns of a market or strategy, less certain costs and fees.

To access our dedicated Barclays ETN+ Notes website click here and select USA —> Exchange Traded Notes (ETNs)

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BARX INVESTOR SOLUTIONS

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David Wood

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Go

16 September 2010 07:54:31

Secondary Mkts 1085

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FX 63

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David Wood USA (en) Portfolio Go 16 September 2010 13:33:58 Secondary Mkts 1085 Equities 714 Commodities 80

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10-Stock Basket-linked Certificates of Deposit Add to My Portfolio

Overview Additional Information Chart

Summary:

Underlying 10-Stock Basket-linked Ce

CCY USD

Details:

Denomination 1000

Payout type Certificate of Deposit

Performance: Bid 108.09 Ask 109.09

Last Price Update 15 Sep 15:59 EDT

Price History:

Daily High 108.65

Yearly High 113.09

All Time High 113.09

Daily Low 108.08

Yearly Low 82.06

All Time Low 82.06

Mini Chart: Detailed Chart

1Y 6M 1M 1D

120 110 100 90 80 70

09/09 03/10 09/10

Msg:ECO ALRT

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Summary:

Underlying 10-Stock Basket-linked Ce CCY USD

Details:

Denomination 1000 Payout type Certificate of Deposit

Performance:

Bid 108.09 Ask 109.09 Last Price Update 15 Sep 15:59 EDT Price History: Daily High 108.65 Yearly High 113.09

All Time High 113.09 Daily Low 108.08 Yearly Low 82.06 All Time Low 82.06 Mini Chart: Detailed Chart 1Y 6M 1M 1D

120 110 100 90 80 70 09/09 03/10 09/10 Price Data

* Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”).

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

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BARX INVESTOR SOLUTIONS

DAVID WOOD

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16 September 2010 13:34:11

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“Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”).

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

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Go

16 September 2010 13:34:29

Secondary Mkts 1085

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Interest Rates 228

FX 63

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1Y

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3M

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1W

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30 Jun 2009

16 Sep 2010

Go

Nominal CHG (% CHG):

30 Jun 2009 - 16 Sep 2010

Instrument

18.44 (20.45%)

113.09

112

106

100

94

88

01-07-09

01-09-09

02-11-09

01-01-10

01-03-10

03-05-10

01-07-10

01-09-10

82.06

Price Data

“Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”).

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

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The following legend shall be applicable solely to the use of the materials contained on this website in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offering identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue – Attn: US InvSol Support, New York, NY 10019.

The securities described in the materials on this page are a variety of structured products that may not be suitable or appropriate for all investors. An investment in such products will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The following disclaimers shall be applicable to the use of the materials contained on this website other than in connection with an SEC-registered offering of any securities:

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Barclays ETN+ Notes

ETN+ Long B S&P 500

ETN+ Long C S&P 500

ETN+ Short B S&P 500

ETN+ Short C S&P 500

ETN+ Short D S&P 500

ETN+ Inverse Volatility

ETN+ S&P VEQTOR

EM Currency ETNs

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Underlying Asset Class Currency Ticker

August ETN+ Performance Update

Please click here to access the August performance update on Barclays ETN+ long and short notes.

Barclays Launches Exchange Traded Note Linked to S&P 500® Dynamic VEQTORTM

Total Return Index

To read the full press release click here

Barclays Capital Launches First ETN Linked Inversely to a Volatility Index

To read the full press release click here

ETN+ Long Notes

Barclays Capital

ETN+ Long Notes

Barclays ETN+ Long Notes enable investors to express a positive “bullish” market view by going “long” the underlying Index in a leveraged manner without having to put up the entire price of the underlying Index.

ETN+Long Notes Brochure

ETN+ Short Notes

Barclays Capital

ETN+ SHORT Notes

Barclays ETN+ Short Notes enable investors to express a negative “bearish” market view by going “short” the underlying Index through a Barclays ETN+ Short Note. By shorting the underlying Index, the Barclays ETN+ Short Note is still leveraged, but performs positively when there is a fall in the level of the underlying Index.

ETN+ Short Notes Brochure

ETN+ FAQ

Barclays Capital

FREQUENTLY ASKED QUESTIONS About Barclays ETN+ Notes

Barclays ETN+ notes are innovative investment products from Barclays that seek to provide investors with a new way to access leveraged returns of a market or strategy, less certain costs and fees. The following are answers to questions financial professionals and individuals commonly ask about Barclays ETN+ Notes.

Frequently Asked Questions

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An investment in Barclays ETN + or Barclays ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus or prospectus supplement.

Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, Inc. 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.

Barclays ETN + and Barclays ETNs (the “Securities”) are uncollateralized debt securities of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in the relevant underlying index or the index components of the relevant underlying index. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant underlying index has increased. An investment in the Securities may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus and prospectus supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any Securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website.

Any information regarding the potential performance of a Security at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto.

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Underlying Asset Class Currency Ticker

ETN+ Long B linked to the S&P 500 Total Return Index

Overview Chart

Description:

Financing Rate: T-bills + 0.75% p.a.

Profile

Asset Class Equities

Index S&P 500 Total Return Index

Denomination $50.00

Ticker BXUB

Financing Level $100.73

Index Exposure $154.57

Participation 2.87

Documentation

Pricing Supplement

Fact Sheet

ETN+ Long Notes Brochure

Frequently Asked Questions

Product Data as of 15 Sep 2010

Closing Indicative Note Value 53.84

Shares Outstanding 121,667

Market Capitalization USD6,550,551

Market Data

Daily High 53.84

Yearly High 65.41

All Time High 65.41

Daily Low 53.84

Yearly Low 39.33

All Time Low 39.33

Barclays ETN+ Notes

ETN+ Long B S&P 500

ETN+ Long C S&P 500

ETN+ Short B S&P 500

ETN+ Short C S&P 500

ETN+ Short D S&P 500

ETN+ Inverse Volatility

ETN+ S&P VEQTOR

EM Currency ETNs

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Frequently Asked Questions	

Daily Low	Yearly Low	All Time Low
53.84	39.33	39.33

Indicative Price History

An investment in Barclays ETN + or Barclays ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus or prospectus supplement.

Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus, and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, Inc. 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.

Barclays ETN + and Barclays ETNs (the "Securities") are uncollateralized debt securities of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in the relevant underlying index or the index components of the relevant underlying index. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant underlying index has increased. An investment in the Securities may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus and prospectus supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any Securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website.

Any information regarding the potential performance of a Security at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto.

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Barclays ETN+ Notes

ETN+ Long B S&P 500

ETN+ Long C S&P 500

ETN+ Short B S&P 500

ETN+ Short C S&P 500

ETN+ Short D S&P 500

ETN+ Inverse Volatility

ETN+ S&P VEQTOR

EM Currency ETNs

Barclays Asian and Gulf Currency Revaluation ETN

Barclays GEMS Asia 8 ETN

Barclays GEMS Index ETN

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ETN+ Long B linked to the S&P 500 Total Return Index

Overview Chart

All 6M 3M 1M 1W 1D 16 Sep 2010 Go

Nominal CHG (% CHG): Instrument S&P 500

16 Nov 2009 – 16 Sep 2010 3.84 (7.68%) 14.75 (1.33%)

30.82%

22%

11%

0%

-11%

-21.34%

Outstanding Quantity – million

0.147

0.073

0.00

01-12-09

01-01-10

01-02-10

01-03-10

01-04-10

03-05-10

01-06-10

01-07-10

02-08-10

01-09-10

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01-12-09

01-01-10

01-02-10

01-03-10

01-04-10

03-05-10

01-06-10

01-07-10

02-08-10

01-09-10

Indicative Price History

An investment in Barclays ETN + or Barclays ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus or prospectus supplement.

Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, Inc. 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.

Barclays ETN + and Barclays ETNs (the “Securities”) are uncollateralized debt securities of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in the relevant underlying index or the index components of the relevant underlying index. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant underlying index has increased. An investment in the Securities may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus and prospectus supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any Securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website.

Any information regarding the potential performance of a Security at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto.

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Barclays ETN+ Notes

ETN+ Long B S&P 500

ETN+ Long C S&P 500

ETN+ Short B S&P 500

ETN+ Short C S&P 500

ETN+ Short D S&P 500

ETN+ Inverse Volatility

ETN+ S&P VEQTOR

EM Currency ETNs

Barclays Asian and Gulf Currency

Revaluation ETN

Barclays GEMS Asia 8 ETN

Barclays GEMS Index ETN

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Asset Class Bloomberg Ticker Name Participation Closing Indicative Note Value Last Update

Equities BXUB ETN+ Long B Linked to the S&P 500 2.87 $53.84 15 Sep 2010

Equities VQT ETN+ S&P VEQTOR ETN 1.00 $103.20 15 Sep 2010

Equities BXDD ETN+ Short D linked to the S&P 500 3.44 $44.98 15 Sep 2010

Equities XXV ETN+ Inverse S&P 500 VIX Short-T .47 $27.26 15 Sep 2010

Equities BXDB ETN+ Short B linked to the S&P 500 1.07 $96.50 15 Sep 2010

Equities BXDC ETN+ Short C linked to the S&P 500 2.21 $62.15 15 Sep 2010

Equities BXUC ETN+ Long C linked to the S&P 500 1.96 $105.36 15 Sep 2010

Show rows: 10 1 - 7 of 7

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An investment in Barclays ETN + or Barclays ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus or prospectus supplement.

Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, Inc. 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.

Barclays ETN + and Barclays ETNs (the “Securities”) are uncollateralized debt securities of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in the relevant underlying index or the index components of the relevant underlying index. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant underlying index has increased. An investment in the Securities may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus and prospectus supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Msg: ECO ALERT

Barclays ETN+ Notes

ETN+ Long B S&P 500

ETN+ Long C S&P 500

ETN+ Short B S&P 500

ETN+ Short C S&P 500

ETN+ Short D S&P 500

ETN+ Inverse Volatility

ETN+ S&P VEQTOR

EM Currency ETNs

Barclays Asian and Gulf Currency

Revaluation ETN

Barclays GEMS Asia 8 ETN

Barclays GEMS Index ETN

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Asset Class Bloomberg Ticker Name Participation Closing Indicative Note Value Last Update

Equities BXUB ETN+ Long B Linked to the S&P 500 2.87 $53.84 15 Sep 2010

Equities VQT ETN+ S&P VEQTOR ETN 1.00 $103.20 15 Sep 2010

Equities BXDD ETN+ Short D linked to the S&P 500 3.44 $44.98 15 Sep 2010

Equities XXV ETN+ Inverse S&P 500 VIX Short-T .47 $27.26 15 Sep 2010

Equities BXDB ETN+ Short B linked to the S&P 500 1.07 $96.50 15 Sep 2010

Equities BXDC ETN+ Short C linked to the S&P 500 2.21 $62.15 15 Sep 2010

Equities BXUC ETN+ Long C linked to the S&P 500 1.96 $105.36 15 Sep 2010

Show rows: 10 1 - 7 of 7

An investment in Barclays ETN + or Barclays ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus or prospectus supplement.

Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, Inc. 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.

Barclays ETN + and Barclays ETNs (the “Securities”) are uncollateralized debt securities of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in the relevant underlying index or the index components of the relevant underlying index. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant underlying index has increased. An investment in the Securities may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus and prospectus supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any Securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website.

Any information regarding the potential performance of a Security at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto.

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16 September 2010 13:35:33

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US06740PPZ35

2yr EM Asia 90% PPN

Close:

27 Sep 2010

Termsheet

US06740LNT88

CPI+225bps 8.25% CAP

CPI+225bps 8.25% CAP

Termsheet

US06740PQA74

CRAN: 8% (0-7) & SPX>875

CRAN: 8% (0-7) & SPX>875

Close: 24 Sep 2010

Termsheet

TRADE

US06740PQL30

Callable: 4-4.5-5-7-9% (annual)

Callable: 4-4.5-5-7-9% (annual)

Close: 27 Sep 2010

Termsheet

TRADE

US06740PQM13

Callable: 4-4.5-5-7.5%

Callable: 4-4.5-5-7.5%

Close: 27 Sep 2010

Termsheet

TRADE

US06740PNJ11

Callable: 4-5-7%

Callable: 4-5-7%

Close: 27 Sep 2010

Termsheet

TRADE

US06740PBR64

US06740PDW32

Market Data

FTSE 100

1Y

6M

1M

1D

6,000

5,400

4,800

4,200

3,600

3,000

09/09

03/10

09/10

Global Markets

Underlying

Price

Change

FTSE 100 5,544.23 -0.20%

Nasdaq 1,939.60 0.00%

DAX 30 6,261.87 0.00%

Nikkei 9,516.56 0.00%

DJ EUROSTOXX 50 2,794.36 0.00%

Hang Seng Index 21,691.45 -0.16%

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* If the securities you hold are 100% principal protected, you will receive at least 100% of the principal amount of your securities if you hold your securities to the maturity date (or early redemption date, if applicable). Because the securities are the Issuer’s senior unsecured obligations, payment of any amount at maturity is subject to the Issuer’s ability to pay its obligations as they become due. For more information relating to the credit risk of the Issuer, please see the risk factors contained in the relevant documentation relating to the offering of the securities.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Park Avenue – Attn: US InvSol Support, New York, NY 10166.

Any order submitted with respect to an offering identified above shall constitute, and shall be treated by Barclays Capital Inc. as solely an indication of interest. You may revoke your offer to purchase notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase notes prior to their issuance. In the event of any changes to the terms of any such notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in or accessible from, this website.

The CDs offered hereby are not registered under the Securities Act of 1933, as amended, or any state securities law, and are not required to be so registered. The CDs are time deposit obligations of the applicable bank, or branch thereof, that is issuing the CDs, and such CDs may be insured by the FDIC up to the limits and to the extent described in the relevant disclosure statement (and any related disclosure supplement for the particular offering). The CDs are obligations solely of the applicable bank, or branch thereof, and are not obligations of Barclays Capital Inc.

Neither the CDs nor any disclosure statement (or any related disclosure supplement) have been approved or disapproved or by any federal or state securities commission or banking authority. In making an investment decision, you must rely on your own examinations of the bank, or branch thereof, that is issuing the CDs and the terms of the relevant CD offering, including the merits and risk involved. You should not assume that the information included in the disclosure statement, any related disclosure supplement or any document incorporated by reference in such disclosure statement or supplement is accurate as of any date other than the respective of those documents.

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Issuer CCY Underlying ISIN Maturity Date Last Update

Trade Barclays Bank PLC USD Callable: 4.5-5.5-6-8-10% (Monthly) US06740PBR64 26 Jul 2030 15 Sep 14:25 EDT

Trade Barclays Bank PLC USD Floater: 3mL, 3.5% flr, 8.25% cap US06740PDW32 28 Jul 2016 15 Sep 14:26 EDT

Barclays Bank PLC USD Floater: 5%,3ml+1.10%, 7.00%cap US06740PMK92 27 Aug 2020 15 Sep 14:26 EDT

Trade Barclays Bank PLC USD CRAN: 8%, (0-7) & SPX>875 US06740PQA74 29 Sep 2025 15 Sep 14:26 EDT

Trade Barclays Bank PLC USD Callable: 4-5-7% US06740PNJ11 30 Sep 2025 15 Sep 14:26 EDT

Trade Barclays Bank PLC USD Callable: 4-4.5-5-7-9% (annual) US06740PQL30 30 Sep 2022 15 Sep 14:26 EDT

Trade Barclays Bank PLC USD Callable: 4-4.5-5-7.5% US06740PQMl3 30 Sep 2020 15 Sep 14:26 EDT

Barclays Bank PLC USD Steepener:9%,4x(10s2s-0.25%),1… US06740PVZ60 30 Sep 2025

Barclays Bank PLC USD Floater:4.75%,3mL+1.25%,7.25%... US06740PVW30 30 Sep 2020

Barclays Bank PLC USD LPN:$100 monthly until Oct’20 US06740PHS83 01 Oct 2020

Show rows 10 1 – 10 of 17

*If the securities you hold are 100% principal protected, you will receive at least 100% of the principal amount of your securities if you hold your securities to the maturity date (or early redemption date, if applicable). Because the securities are the Issuer’s senior unsecured obligations, payment of any amount at maturity is subject to the Issuer’s ability to pay its obligations as they become due. For more information relating to the credit risk of the Issuer, please see the risk factors contained in the relevant documentation relating to the offering of the securities.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investments in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete

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Barclays Bank PLC

Barclays Bank PLC

Barclays Bank PLC

Barclays Bank PLC

Barclays Bank PLC

USD

USD

USD

USD

USD

Callable: 4-4.5-5-7-9% (annual)

Callable: 4-4.5-5-7.5%

Steepener:9%,4x(10s2s-0.25%),1

Floater:4.75%,3mL+1.25%7.25%

LPN: $100 monthly until Oct’20

US06740PQL30

US06740PQM13

US06740PVZ60

US06740PVW30

US06740PHS83

30 SEP 2022

30 SEP 2020

30 SEP 2025

30 SEP 2020

01 OCT 2020

15 SEP 14:26 EDT

15 SEP 14:26 EDT

Show rows: 10 1 - 10 of 17

* If the securities you hold are 100% principal protected, you will receive at least 100% of the principal amount of your securities if you hold your securities to the maturity date (or early redemption date, if applicable). Because the securities are the Issuer’s senior unsecured obligations, payment of any amount at maturity is subject to the Issuer’s ability to pay its obligations as they become due. For more information relating to the credit risk of the Issuer, please see the risk factors contained in the relevant documentation relating to the offering of the securities.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives.

The securities on this website are a variety of structured products that may not be suitable or appropriate for all investors. An investment in the securities will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the production in light of your investment objectives.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering), You may get these documents and other documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Park Avenue – Attn: US InvSol Support, New York, NY 10166.

Any order submitted with respect to an offering identified above shall constitute, and shall be treated by Barclays Capital Inc. as solely an indication of interest. You may revoke your offer to purchase notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase notes prior to their issuance. In the event of any changes to the terms of any such notes, we will notify you and you will be asked to asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither Barclays Capital Inc. nor Barclays Bank PLC is making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. Neither Barclays Capital Inc. nor Barclays Bank PLC is incorporating by reference into any offering documentation for any transaction above, any information or other material appearing elsewhere in, or accessible from, this website.

Any information regarding the potential performance of a Note at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto.

The CDs offered hereby are not registered under the Securities Act of 1933, as amended, or any state securities law, and are not required to be so registered. The CDs are time deposit obligations of the applicable bank, or branch thereof, that is issuing the CDs, and such CDs may be insured by the FDIC up to the limits and to the extent described in the relevant disclosure statement (and any related disclosure supplement for the particular offering). The CDs are obligations solely of the applicable bank, or branch thereof, and are not obligations of Barclays Capital Inc.

Neither the CDs nor any disclosure statement (or any related disclosure supplement) have been approved or disapproved or by any federal or state securities commission or banking authority. In making an investment decision, you must rely on your own examinations of the bank, or branch thereof, that is issuing the CDs and the terms of the relevant CD offering, including the merits and risks involved. You should not assume that the information included in the disclosure statement, any related disclosure supplement or any document incorporated by reference in such disclosure statement or supplement is accurate as of any date other than the respective dates of those documents.

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BARX INVESTORS SOLUTIONS

BARCLAYS WEALTH

David Wood

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Portfolio

GO

16 September 2010 13:36:22

New Issues 17

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Commodities 0

Interest Rates 16

FX 1

Secondary Mkts 377

Equities 33

Commodities 13

Interest Rates 302

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Show rows: 10 1-10 of 377

Asset Class

Underlying

ISIN

CCY

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Ask

Maturity

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Last Update

Equities

10-Stock Basket-linked Certificate

US06740AFS33

USD

95.76

96.76

31 Jul 2014

15 Sep 2010 15

Equities

10-Stock Basket-linked Certificate

US06740AGD54

USD

100.11

101.11

28 Aug 20

15 Sep 2010 15

Equities

10-Stock Basket-linked Certificate

US06740AGM53

USD

102.30

103.30

26 Sep 20

16 Sep 2010 08

Equities

10-Stock Basket-linked Certificate

US06740AGX19

USD

98.80

99.80

27 Oct 2014

16 Sep 2010 08

Equities

EEM SuperTrack w/ 15% Buffer

US06739JSB07

USD

114.02

115.02

03 Mar 20

15 Sep 2010 14

Equities

Global Basket PPN

US06740JSY72

USD

98.25

99.25

28 Feb 20

16 Sep 2010 08

Equities

10-Stock Basket-linked Certificate

US06740AFF12

USD

106.19

107.19

07 Jul 2014

15 Sep 2010 15

Equities

Cert of Deposit Linked to Bskt of 1

US06740AFF12

USD

105.36

106.36

07 Jul 2014

15 Sep 2010 15

Interest R

CRAN: 8.25% (0-7)

XS0450624142

USD

100.00

22 Sep 20

15 Sep 2010 14

Interest R

Floater: 5y 3mCDOR, 2.80% FL, 6.00

CA06739ZBR79

CAD

95.87

13 Apr 20

15 Sep 2010 14

Show rows 10 1-10 of 377

* Certain of the strike and barrier level set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all notes issuances posted on this website.

Price provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”)

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for information purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

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16 September 2010 13:36:30

New Issues 17 10-Stock Basket-linked Certificates of Deposit Add to My Portfolio

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FX 1 Summary: Performance:

Secondary Mkts 377 Underlying 10-Stock Basket-linked Ce Bid Ask

Equities 33 CCY USD 95.76 96.76

Commodities 13

Interest Rates 302 Details: Last Price Update 15 Sep 15:59 EDT

FX 29 Denomination 1000 Price History:

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Asset Class Primers Daily High Yearly High All Time High

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Client Approved Inventory Download Daily Low Yearly Low All Time Low

Secondary Interest Rates 95.83 81.89 81.89

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Secondary Mkts 377 Underlying 10-Stock Basket-linked Ce Bid Ask

Equities 33 CCY USD 95.76 96.76

Commodities 13

Interest Rates 302 Details: Last Price Update 15 Sep 15:59 EDT

FX 29 Denomination 1000

Educational Payout type Certificate of Deposit Price History:

Daily High Yearly High All Time High

Asset Class Primers 96.30 99.36 99.36

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Price Data

*Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”).

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information. Our Firm

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16 September 2010 13:36:42

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10-Stock Basket-linked Certificates of Deposit Add to My Portfolio

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5y 10-Stock Basket-Linked Certificates of Deposit – 100% principal protected CD; annual coupons linked to performance of underlying 10-stock basket since inception; annual coupon floored at 0% and capped at 12.00%

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5y 10-Stock Basket-Linked Certificates of Deposit – 100% principal protected CD; annual coupons linked to performance of underlying 10-stock basket since inception; annual coupon floored at 0% and capped at 12.00%

Price Data

Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuance posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”)

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for information purposes only and are non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of or reliance on this information.

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10-Stock Basket-linked Certificates of Deposit Add to My Portfolio

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All 1Y 6M 3M 1M 1W 1D 7 Aug 2009 16 Sep 2010 Go

Nominal CHG (% CHG): Instrument

7 Aug 2009 - 16 Sep 2010 6.61 (7.37%)

99.36

97

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85

81.89

01-09-09 02-11-09 01-01-10 01-03-10 03-05-10 01-07-10 01-09-10

Price Data

*Certain of the strike and barrier levels set forth on this website are rounded for ease of use. Please rely only on the attached pricing supplements for the actual specific trade terms of all note issuances posted on this website.

Prices provided herein have been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”).

Any price provided on this page is indicative only, is accurate only as of the time indicated for such price and is subject to change. Prices are provided for informational purposes only and non-binding. The receipt by you of any such price shall not constitute, and should not be deemed to constitute, any obligation of Barclays to enter into a binding transaction at such price. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of the pricing information herein and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

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Interest Rate Linked Investment Solutions

Structured notes provide investors with a fixed income investment that can be tailored to help meet an investor’s needs, views, and objectives. Structured notes are often subject to early redemption and/or have variable coupons. To compensate investors for uncertain coupons and the possibility of early redemption, structured notes generally provide investors with the opportunity to earn a relatively higher return than comparable fixed or floating rate notes that do not contain there features. The main features that are common in structured notes include a combination of (a) call or early redemption option, (b) coupon contingency and (c) exposure to a reference rate(s).

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SuperTrackSM Notes aim to provide investors with the potential for enhanced participation in the performance of a reference asset. The Notes are typically linked to the performance of a particular market index, equity or equity basket. Learn more here.

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Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc., Barclays Wealth or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. or Barclays Wealth sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.